Exhibit 4.37

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE

IT IS BOTH (i) NOT MATERIAL, AND (ii) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

QUOTATION # 004-21-02

Tech Transfer and Clinical Manufacture for

QRX003 Topical Lotion

Confidential Quotation for Quoin Pharmaceuticals, Inc.

Prepared for Denise Carter

Date: April 08, 2021

Ferndale Contract Manufacturing

780 West Eight Mile Road

Ferndale, Michigan 48220

Overview

In response to a quote request from Quoin Pharmaceuticals, Inc. (“QUOIN”); Ferndale Contract Manufacturing (“FCM”) is offering a proposal to complete the transfer of QRX003 Topical Lotion (the “Product”) for the purpose of producing early phase clinical supplies.
Version 01: Updated with new dates
Version 02: Switched the quote from Therapeutics to Quoin Pharmaceuticals

Contacts

For Quoin Pharmaceuticals
Denise Carter
Chief Operating Officer

Email: dcarter@quoinpharma.com

For FCM
Primary Development Contact
Project Management
Dean Gibson

Phone (office): (248) 586 8429
Phone (cell): (248) 840 7679
Email: dgibson@ferndalelabs.com

Support Contacts
Quality Control
Daniel Hill

Phone (office): (248) 586 8566
Email: dhill@ferndalelabs.com

Quality Assurance
Suzanne Cooper

Phone (office): (248) 586 8548
Phone (cell): (248) 417 4256
Email: scooper@ferndalelabs.com

Staffing

Analytical development and testing to be conducted by our Analytical Method Development team headed up by Daniel Hill, VP, Quality Control. Product manufacture and packaging to be performed by the Process Development and Manufacturing groups, with oversight by Project Management. All activities will be reviewed and released by our Quality Assurance group headed by Ms. Suzanne Cooper, VP of Quality Assurance.

780 West Eight Mile Road, Ferndale, Michigan 48220
www.ferndalelabsmfg.com

Summary of Activities

Pre-Development Activities

The formulation has been previously developed by Quoin and will be provided to FCM along with the manufacturing procedures. FCM will review the information and prepare for the initial development batch production.

1.	Quoin/QUOIN to supply the active pharmaceutical ingredient (the “API”) and supporting documentation. Non-GMP samples can be used for early development purposes.
2.

FCM will source and purchase all the necessary excipients and components for the development program. Non-GMP samples can be used for early development purposes. Several excipients may need to be adjusted to comply with future pharmaceutical requirements.

3.	FCM/QUOIN will finalize raw material, bulk product and finished product specifications for the program.
4.	QUOIN to provide sample of the previously produced Product for analytical purposes (if available).
5.	FCM will develop the viscosity method utilizing the Brookfield Rheometer DV-III instrumentation.

Duration: 2 months

Analytical Methods (Drug Substance)

FCM will complete an initial assay method verification for the API. FCM will perform ID (FTIR) testing on any new excipients used for the program. Additional activities will be listed as optional items.

1.	FCM will complete phase appropriate verification for the API assay/impurity method following the provided methodology from the manufacturer. FCM will provide a report upon completion.
2.

Optional: FCM will complete a full validation of the API assay/impurity method inclusive of forced degradation activities. Additional duration will be required to complete this task and will be listed in brackets below.

3.

FCM will create development raw material specifications for the API and new excipients. The specifications will include full inspection, sampling and testing for identification. Assay/impurity testing will be included as part of the API specification.

4.	QUOIN will review and approve all specifications.
5.	Raw materials will be ordered and tested against the approved specifications.

Duration: 2 months (3.5 months if method validation is required)

780 West Eight Mile Road, Ferndale, Michigan 48220
www.ferndalelabsmfg.com

Analytical Methods (Drug Product)

FCM will complete method verification for the assay and microbial methods only. The assay method will be initially provided by QUOIN.

1.

QUOIN will provide the initially developed assay method for the Drug Substance. FCM will evaluate and develop a phase appropriate Drug Product assay method for active and preservative. FCM will complete a method verification on the Product assay and provide a report.

2.

Optional: FCM will complete a full validation of the assay/impurity method. Note: This activity should only be completed on the final developed formulation and concentration. There is the possibility the Drug Product may require two separate methods for assay and impurity. Additional duration and costs will apply.

3.	FCM will develop and verify a droplet (globule size) microscopic method. FCM will provide a final report.
4.	FCM will complete the verification of the microbial analysis methods and AET by USP <51>.
5.	FCM will develop and validate a cleaning detection method for the Drug Product. This is required before proceeding to scale-up production.

Duration: 3 months (4.5 months if method validation)

Development Batch Manufacture

FCM will initially produce lab-scale development batches (approximately 2-3 batches). The lab scale batches will serve to familiarize FCM with the process, fine tune the formulation, and be used for initial evaluation (compatibility) of at least two bottle types. The following activities will be performed in order to complete the development batch manufacturing:

1.

A series of lab scale vehicle batches will be produced (approximately 1-2kg). Samples from the lab scale batches will be taken from the mixing vessel and tested for assay, viscosity, and microscopy. This will confirm the suitability and comparability of the mixing instructions.

2.

The batches will also evaluate the adjustments needed with the final excipients chosen. Several of the current ingredients are not considered pharmaceutical grade. Alternates will need to be evaluated.

3.	FCM will fill one batch into at least two bottle options (polypropylene and high density polyethylene) and place on an informal stability program.
4.	Complete UV scan for each of the formulations. Provide report.
5.

Samples will be stored under room temperature (25 ± 2°C/60 ± 5% RH), intermediate (30 ± 2°C/65 ± 5% RH) and accelerated (40 ± 2°C/75 ± 5% RH) conditions for at least 3 months. Samples will be evaluated on a monthly basis (appearance, assay (CU), pH, viscosity, SG, droplet size, and micro.

6.	FCM will complete AET (USP <51>) on a development batch to confirm acceptability of the preservative system.
7.	FCM will develop the proposed mixing procedure for the early phase clinical batches (@ 100kg). QUOIN will review and approve final batch records.

Duration: 2 months (batch production)

780 West Eight Mile Road, Ferndale, Michigan 48220
www.ferndalelabsmfg.com

Scale-up Batch Manufacture

FCM will initially produce a vehicle development scale-up batch @ 100kg in the Ross PVM-40 mixer system. The scale-up batch will serve to familiarize FCM with the process and be used for initial evaluation of bottle filling. The following activities will be performed in order to complete the development scale-up batch manufacturing:

1.

An initial scale-up vehicle batch will be produced (Size: 100kg). Samples from the scale-up batch will be taken from the mixing vessel and tested for assay (preservative), viscosity, and microscopy. This will confirm the suitability of the mixing instructions.

2.	FCM will complete an engineering test run on the bottle option chosen.
3.	FCM will finalize the bulk production batch record for the clinical program based on the finding above.

Early phase Clinical Batch Production

FCM will manufacture a total of five GMP batches (one vehicle and two batches each of two active concentrations). The batches will be filled into bottles. The batches will be used for completing an early clinical phase programs and supportive stability.

1.	The required components and bottles needed for the early phase clinical batches will ordered.
2.	Batch documentation will be prepared by FCM and approved by QUOIN.
3.	All raw materials will be fully inspected and tested against the approved specifications before use in the batch production.
4.

A total of five batches will be produced; each at 100kg. (2 batches each of two active concentrations and one batch of vehicle). Bulk samples will be taken from the batches for analytical testing per the approved specifications.

5.	The batches will each be filled into the chosen bottles. FCM will complete finished product analysis per approved specifications. FCM will complete the necessary labeling for the Products.
6.	The batches will be reviewed and released by Quality Assurance and QUOIN.
7.	FCM will ship the supplies to QUOIN's clinical site locations.
8.	Samples will be stored under room temperature conditions (25 ± 2°C/60 ± 5% RH) and tested at 1, 3, 6, 9, 12, 18, and 24 months).
9.

Samples will be stored under intermediate conditions (30 ± 2°C/65 ± 5% RH) and tested at 1, 3, 6, 9, and 12 months). Intermediate testing will be initiated in the event of a failure under accelerated conditions.

10.	Samples will be stored under accelerated conditions (40 ± 2°C/75 ± 5% RH) and tested at 1, 3, and 6 months).
11.	At each point, the product will be analyzed per the stability specifications and an analytical report will be provided.

Duration -1 month (batch production and release)

780 West Eight Mile Road, Ferndale, Michigan 48220
www.ferndalelabsmfg.com

Pricing and Timing

Activity	Completion	Costs
Pre-development Activities
1. Project Management activities	May/21	$[****]
2. Order necessary excipients samples for early development work	May/21	$[****][1]
Pre-Development Total		$[****]
Analytical Development
1. Verification of the viscosity and microbial methods		$[****]
2. Development and validation of cleaning method		$[****]
3. Verification of the Drug Substance assay/impurity method and report	Sept/21	$[****]
4. Development and verification of the Drug Product Assay method (active/impurity and preservatives).		$[****]
5. Development and verification of a droplet size microscopic method		$[****]
Analytical Development Total		$[****]
Analytical Development Optional
1. Validation of the Substance method and report		$[****]
2. Final development and validation of the Drug Product Assay (active and preservative) and impurity methods	Nov/21	$[****]
Analytical Development Total		$[****]
Development Batch Manufacture
1. Manufacture 2-3 lab scale development batches plus testing	May/June/21	$[****]
2. Additional formulation adjustments as required.		$[****]
3. Informal stability program for bottle options		$[****]
Development Batches Total		$[****]
Scale-up Batch Manufacture
1. Manufacture scale-up development batch plus testing	Sept/21	$[****]
2. Filling Engineering trial and testing		$[****]
Scale-up Batches Total		$[****]
Clinical Batch Manufacture
1. Purchase, testing and release of necessary excipients and components	Aug/21	$[****][1]
2. Manufacture four active and one vehicle GMP batches. Filling into bottle option and analytical testing.	Oct/21	$[****]
3. Stability program		$[****]
a. Room Temperature Program (5 lots)		$[****]
b. Intermediate Program (5 lots)		$[****]
c. Accelerated Program (5 lots)		$[****]
Non-Clinical Batches and Stability Total		$[****]
Project Total		$[****]
Project Total inclusive of Optional activities		$[****]

1Costs for the parts, excipients and components will be adjusted based on actual costs incurred. [] represents the optional activity costs if activated.

780 West Eight Mile Road, Ferndale, Michigan 48220
www.ferndalelabsmfg.com

Additional Services

During the execution of the project, QUOIN and FCM may agree to changes or additions to the scope described in this quotation. These changes/additions will be summarized in a project amendment and billed at an hourly rate to be agreed upon between by both parties.

Payment Schedule/Terms

1	Upon approval of quotation	$[****]
2	Completion of analytical method activities	$[****]
3	Completion of development batch manufacture	$[****]
4	Completion of clinical batch production	$[****]
5	Completion of each pull stability pull point	$[****]

All invoices are due within 30 days of receipt.

Quote is valid for 30 days from date of issuance.

Approval

Quoin Pharmaceuticals, Inc. agrees and accepts the terms of this quotation.

QUOIN PHARMACEUTICALS, INC.

Signature	/s/ Denise Carter

Date	April 9, 2021

Printed Name	Denise Carter

Title	Chief Operating Officer

780 West Eight Mile Road, Ferndale, Michigan 48220
www.ferndalelabsmfg.com